SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Definitive Information Statement

ANPATH GROUP, INC.

(Name of Registrant as Specified in its Charter)

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Contact Person:

Branden T. Burningham, Esq.

455 East 500 South, Suite 205

Salt Lake City, Utah 84111

Tel: 801-363-7411; Fax: 801-355-7126

ANPATH GROUP, INC.

515 Congress Ave., Suite 1400

Austin, Texas 78701

(407) 373-6925

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by Anpath Group, Inc., a Delaware corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders regarding amendments to our Certificate of Incorporation.  The amendments would: (1) effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.0001 per share (“Common Stock”) at a ratio of not less than 1-for-2 and not greater than 1-for-7, with the exact ratio to be established at the discretion of our Board of Directors; and (2) allow our Board of Directors to change the name of the Company to comport with such new business, product or industry as the Company may engage in the future, without further shareholder approval.

These amendments to our Amended and Restated Certificate of Incorporation were unanimously adopted by written consent of our Board of Directors, and our principal stockholders, who collectively own 6,718,535 shares of our outstanding common stock, or approximately 56.1% of our outstanding voting securities (the “Majority Stockholders”).  No other votes are required or necessary to adopt these amendments to our Amended and Restated Certificate of Incorporation, and none are being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval and Effective Date,” herein.

These amendments to our Amended and Restated Certificate of Incorporation will be filed and will become effective no sooner than the opening of business on June 30, 2015, or a date that is at least 21 days from the mailing of this Information Statement to our stockholders.  These amendments to our Amended and Restated Certificate of Incorporation are the only matters covered by our Information Statement.

APPROXIMATE DATE OF MAILING: June 9, 2015.

ACTION NO. 1

AMENDMENT OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-7, WITH THE EXACT RATIO TO BE DETERMINED BY OUR BOARD OF DIRECTORS

General

Our Board and the Majority Stockholders have unanimously adopted a resolution to authorize a reverse stock split of all of the outstanding shares of our Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-7, with the exact ratio to be established at the discretion of the Board (a “Reverse Stock Split”), and granting the Board the discretion to file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The Board of Directors shall have the sole discretion to effect the Reverse Stock Split, or not to effect the Reverse Stock Split if they conclude that it is not in the best interest of the stockholders of the Company.  Providing this authority to the Board rather than mere approval of an immediate Reverse Stock Split, as well as the availability of a range of Reverse Stock Split ratios, would give the Board flexibility to react to market conditions and act in the best interests of the Company and our stockholders.  The Company believes that giving the Board the authority, but not the mandate, to execute the Reverse Stock Split will provide it with the flexibility to implement the Reverse Stock Split, if it does at all, in a ratio and at a time that it believes would be advantageous for the Company and its stockholders. In determining which Reverse Stock Split ratio to implement, the Board may consider, among other things, factors such as:

• •	the requirements of a future acquisition or other extraordinary event; the initial listing requirements of various stock exchanges;

•	the previous approval by our shareholders to grant the Board authority to effect a Reverse Stock Split;

•	the historical trading price and trading volume of our Common Stock;

•	the number of shares of our Common Stock outstanding;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•	the likely effect on the market price of our Common Stock; and

•	prevailing general market and economic conditions.

If the Board determines to effect the Reverse Stock Split, the Company would file with the Delaware Secretary of State an Amendment to our Amended and Restated Certificate of Incorporation. The Company would also obtain a new CUSIP number for the Common Stock at the time of the Reverse Stock Split. The Company must provide the Financial Industry Regulatory Authority with at least ten (10) calendar days’ advance notice of the record date of the Reverse Stock Split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Purpose

The purpose of the proposed Reverse Stock Split is to decrease the total number of shares of our Common Stock outstanding and to increase the market price and liquidity of our Common Stock, while not decreasing the total shares of common stock authorized to be issued.  The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company.  One possible reason for effecting a reverse stock split is if it is likely to improve the trading price of our Common Stock, which would improve our ability to list shares of our Common Stock on a national securities exchange.  One of the listing requirements on a national securities exchange is that the bid price of our Common Stock is at a specified minimum per share.  We believe that listing our Common Stock on a national securities exchange would improve the marketability and liquidity of our Common Stock by making it available to a broader range of potential investors, while decreasing the volatility that our stock price has experienced in the over-the-counter market.

Another reason for effecting a reverse stock split is if it is required to complete an acquisition of another company, or some other extraordinary event, which may involve the issuance of additional shares of Common Stock. Our Board from time to time reviews opportunities to acquire or merge other companies and businesses, which could have the effect of increasing stockholder value by adding new technologies, business lines, and potential revenue and income.  We currently have no agreements in place to conduct such a transaction, but if such opportunity arises in the future that our Board determines to be in the best interests of our stockholders, we believe that our Board should have the flexibility to act on it without requiring further stockholder action.

 Following a Reverse Stock Split (if implemented), there can be no assurance that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split or that the market price of the post-split Common Stock can be maintained at the minimum trading price required by a national securities exchange or that we will list our shares of Common Stock on any national securities exchange. If the trading price of our Common Stock increases without the Reverse Stock Split, the Board may use its discretion not to implement the Reverse Stock Split.

We have not proposed the Reverse Stock Split in response to any effort of which we are aware to accumulate our Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our stockholders. The Board does not intend for any of these transactions to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

We do not believe that our officers or directors have interests in the Proposal that are different from or greater than those of any other of our stockholders.

If the Board ultimately determines to effect the Reverse Stock Split, no action on the part of the stockholders is required.  The Board may determine to delay the Reverse Stock Split or determine not to effect the Reverse Stock Split at all.

Effects of the Reverse Stock Split

After the effective date of a proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock.  As of May 20, 2015, approximately 12,818,390 Common Stock were issued and outstanding.  The table below shows, as of the Record Date, the number of outstanding shares of Common Stock (excluding treasury shares) that would result from the Reverse Stock Split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split *	Percent Reduction in Number of Outstanding Shares of Common Stock Following the Reverse Stock Split

1-for-2	6,409,195	50%
1-for-3	4,272,797	66.7%
1-for-4	3,204,598	75%
1-for-5	2,563,678	80%
1-for-6	2,136,398	83.3%
1-for-7	1,831,199	85.7%

*  These figures do not take into account rounding up of fractional shares.

If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding. The Reverse Stock Split will affect all common stockholders uniformly and will not affect any stockholders’ percentage interest in the Company (except for stockholders receiving one whole share for a fractional share interest).  Neither the authorized but unissued shares of Common Stock nor the par value for our Common Stock will adjust as a result of the Reverse Stock Split.  None of the rights currently accruing to holders of our Common Stock will be affected by the Reverse Stock Split.  The Reverse Stock Split will also not affect the ability of the Board to designate preferred stock, and the par value and authorized shares of the Company’s preferred stock will not be adjusted as a result of the Reverse Stock Split.

Stockholders should also recognize that once the Reverse Stock Split is effected, they will own a lesser number of shares than they currently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by a number between 2 and 7). While we expect that the Reverse Stock Split will result in an increase in the per share price of our Common Stock, the Reverse Stock Split may not increase the per share price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding. It also may not result in a permanent increase in the per share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. The history of similar reverse stock split for companies in similar circumstances is varied.  We cannot predict the effect of the Reverse Stock Split upon the market price over an extended period and, in some cases, the market value of a company’s common stock following a reverse stock split declines.

Once the Reverse Stock Split is effected and should the per-share price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.  Furthermore, the liquidity of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Further, an effect of the existence of authorized but un-issued capital stock may be to enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board were to determine that a takeover proposal was not in the Company’s best interests, such shares could be issued by the Board without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The Company does not have any current plans, proposals, or arrangements to propose any amendments to its Amended and Restated Certificate of Incorporation or its Bylaws that would have a material anti-takeover effect.

Moreover, as a result of the Reverse Stock Split, some stockholders may own less than 100 shares of the Common Stock. A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own less than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of Common Stock.

No fractional shares of post-Reverse Stock Split Common Stock will be issued to any stockholder.  In lieu of any such fractional share interest, each holder of pre-Reverse Stock Split Common Stock who would otherwise be entitled to receive a fractional share of post-Reverse Stock Split Common Stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-Reverse Stock Split Common Stock held by such holder.

Effects of the Reverse Stock Split on Outstanding Convertible Debentures, Options and Warrants to Purchase Common Stock

If the Reverse Stock Split is effected, any outstanding convertible debentures, options or warrants entitling their holders to purchase shares of our Common Stock will be proportionately changed by our Board in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that any fractional shares resulting from such reduction will be rounded down to the nearest whole share to comply with the requirements of Internal Revenue Code Section 409A, as applicable. Correspondingly, the per share exercise price of such convertible debentures, options or warrants will be increased in direct proportion to the Reverse Stock Split ratio determined by the Board, so that the aggregate dollar amount payable for the purchase of the shares subject to such securities will remain unchanged.

Appraisal Rights

No stockholder will have appraisal or dissenter’s rights with respect to Action No. 1.

Increase of Shares of Common Stock Available for Future Issuance

As a result of the Reverse Stock Split, there will be a reduction in the number of shares of our Common Stock issued and outstanding, resulting in an increase in the number of authorized shares that will be unissued and available for future issuance after the Reverse Stock Split. The Board will have the authority, subject to applicable securities laws and, to the extent applicable, securities exchange listing requirements, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. The Company does not presently have any definitive agreement(s) to issue any shares of Common Stock available as a result of the Reverse Stock Split.

Holders of our Common Stock have no preemptive or other subscription rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders (as defined below). This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to U.S. holders in light of their particular circumstances.  This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, OR FOREIGN TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT.

This discussion does not address tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, U.S. holders whose functional currency is not the U.S. dollar, partnerships (or other flow-through entities for U.S. federal income purposes and their partners or members), persons who acquired their shares in connection with employment or other performance of services, broker-dealers, foreign entities, nonresident alien individuals and tax-exempt entities.  This summary also assumes that the shares of Common Stock are held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

Pursuant to the Reverse Stock Split, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of our Common Stock after consummation of the Reverse Stock Split.

Other than with respect to any stockholder that receives a full share for a fractional share, a stockholder generally will not recognize a gain or loss by reason of such stockholder’s receipt of post-Reverse Stock Split shares pursuant to the Reverse Stock Split solely in exchange for pre-Reverse Stock Split shares held by such stockholder immediately prior to the Reverse Stock Split. A stockholder’s aggregate tax basis in the post-Reverse Stock Split shares received pursuant to the Reverse Stock Split (including any fractional shares) will equal the stockholder’s aggregate basis in pre-Reverse Stock Split shares exchanged therefore and will be allocated among the post-Reverse Stock Split shares received in the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in the pre-Reverse Stock Split shares held immediately prior to the Reverse Stock Split should consult their own tax advisers to determine their basis in the post-Reverse Stock Split shares received in exchange therefor in the Reverse Stock Split. A stockholder’s holding period in the post-Reverse Stock Split shares received pursuant to the Reverse Stock Split will include the stockholder’s holding period in the pre-Reverse Stock Split shares surrendered in exchange therefore, provided the pre-Reverse Stock Split shares surrendered are held as capital assets at the time of the Reverse Stock Split.

A stockholder that receives a full share for a fractional share may be treated as though it received a distribution from the Company to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received.  Such distribution would be a dividend to the extent of the Company’s current or accumulated earnings and profits.  Any amount in excess of earnings and profits would reduce the shareholder’s basis in his or her shares by the amount of such excess. The portion of the full share in excess of the fractional share would have a basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Stockholders should consult their own tax advisors to determine the consequences to them of receiving a full share in exchange for a fractional share.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Accounting Matters

The proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share.  As a result, on the effective date of the Reverse Stock Split, if any, the stated capital on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split.  As described above under “Effects of the Reverse Stock Split on Outstanding Convertible Debentures, Options and Warrants to Purchase Common Stock,” the per share exercise price of our outstanding convertible debentures, options and warrants would increase proportionately, and the number of shares of our Common Stock issuable upon the exercise of outstanding convertible debentures, options and warrants would decrease proportionately, in each case based on the Reverse Stock Split ratio determined by the Board.

Exchange Act Matters

Our Common Stock is currently registered under the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split, if implemented, will not affect the registration of our Common Stock under the Exchange Act or our reporting or other requirements thereunder. Our Common Stock is currently quoted on the OTC Pink market under the symbol “APGR”. Unless the Reverse Stock Split is done in connection with an initial listing on a national stock exchange, our Common Stock is expected to continue to be quoted on the OTC Pink market. The CUSIP number for our Common Stock will also change in connection with the Reverse Stock Split and will be reflected on new certificates issued by the Company and in electronic entry systems.

Effective Date

Any Reverse Stock Split, if approved by our Board of Directors, would become effective when a Certificate of Amendment to our Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State.  On the effective date of the Reverse Stock Split, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board. As soon as practical after the effective date, the stockholders will be notified that the Reverse Stock Split has been effected.

Effect on Registered and Beneficial Stockholders

Upon the Reverse Stock Split, the Company intends to treat stockholders holding shares of our Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name”; however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If you hold your shares of our Common Stock with a bank, broker or other nominee, and have any questions in this regard, we encourage you to contact your nominee.

Effect on “Book-Entry” Stockholders of Record

The Company’s stockholders of record may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

If you hold registered pre-Reverse Stock Split shares in a book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares in registered book-entry form, if applicable. A transaction statement will automatically be sent to your address of record as soon as practicable after the effective time of the Reverse Stock Split indicating the number of post-Reverse Stock Split shares you hold.

Exchange of Stock Certificates

Some stockholders of record hold their shares of our Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our Common Stock are held in certificate form, our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective time, a letter of transmittal will be sent to our stockholders of record as of the effective time for purposes of surrendering to the transfer agent certificates representing pre-Reverse Stock Split shares in exchange for certificates representing post-Reverse Stock Split shares in accordance with the procedures set forth in the letter of transmittal. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. From and after the effective time of the Reverse Stock Split, any certificates formerly representing pre-Reverse Stock Split shares which are submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will be exchanged for certificates representing post-Reverse Stock Split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

ACTION NO. 2

AMENDMENT TO ARTICLE I OF OUR AMENDED AND RESTATED CERTIFICATION OF INCORPORATION TO ALLOW THE BOARD OF DIRECTORS TO CHANGE THE NAME OF THE COMPANY

Our Board of Directors and the Majority Stockholders have unanimously adopted a resolution to amend Article I of our Amended and Restated Certificate of Incorporation to authorize the Board of Directors to change the name of the Company to comport with such new business, product or industry as the Company may engage in the future, without further shareholder approval, and granting the Board the discretion to file with the Delaware Secretary of State a Certificate of Amendment to our Amended and Restated Certificate of Incorporation to effectuate such a name change.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this amendment to our Certificate of Incorporation.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendment to our Amended and Restated Certificate of Incorporation, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

The securities that would have been entitled to vote if a meeting was required to have been held regarding the above-referenced Actions consist of shares of our Common Stock. Each share of our Common Stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on May 29, 2015, the Record Date for determining our stockholders who would have been entitled to notice of and to vote on the amendment to our Certificate of Incorporation, was 12,818,390 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of May 20, 2015, regarding current beneficial ownership of the shares of our Common Stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The information presented is based upon 12,818,390 outstanding shares of our common stock.

Ownership of Principal Shareholders

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Arthur R. Batson 646 N. Hillside Ave. Orlando, FL 32803	3,083,722	52.4%*
Common Stock	Arthur Douglas & Associates, Inc. 646 N. Hillside Ave. Orlando, FL 32803	3,634,813	52.4%*
Common Stock	Christopher J. Spencer 515 Congress Ave., #1400 Austin, TX 78701	900,000	7.0%
Total		7,618,535	59.4%

*  Because Mr. Batson is CEO of Arthur Douglas & Associates, Inc., the holdings of Mr. Batson and Arthur Douglas & Associates have been aggregated for purposes of calculating this figure..

Ownership of Officers and Directors

Title Of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Stephen J. Hoelscher 515 Congress Ave., #1400 Austin, TX 78701	150,111	1.2%
Common Stock	Christopher J. Spencer 515 Congress Ave., #1400 Austin, TX 78701	900,000	7.0%
Common Stock	William J. Robbins 515 Congress Ave., #1400 Austin, TX 78701	100,000	0.8%
Total (three persons)		1,150,111	9.0%

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of the Company; however we are constantly looking for acquisitions that would be beneficial to us, and any such transaction that was completed may or may not result in a change in control of our Company, especially when the present ownership of the Majority Shareholders is considered, which amounts to approximately 52.4% of our outstanding voting securities, at May 20, 2015.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Delaware Law

The Delaware General Corporation Law (the “Delaware Law”) permits the holders of a shares representing a majority of a Delaware corporation’s voting  power to approve and authorize corporate actions by written consent as if such actions were undertaken at a duly-noticed and –held meeting of stockholders.  Resolutions to effect the amendment to our Certificate of Incorporation were unanimously adopted by our Board of Directors and the Majority Stockholders on May 14, 2015.  The Majority Stockholders own 52.4% of our outstanding voting securities on that date, which exceeds the required majority vote.  This consent satisfies the stockholder approval requirements of the Delaware Law.  No other votes or consents are required or necessary to effect the amendments to our Amended and Restated Certificate of Incorporation.

Effective Date of Amendment

The effective date of the amendment to our Certificate of Incorporation will be on  a date that is no earlier than the opening of business on June 30, 2015, or a date that is 21 days from the mailing of this Information Statement to our stockholders, subject to the filing of the amendment with the Delaware Secretary of State.

NOTICE

OUR BOARD OF DIRECTORS, ALONG WITH THE MAJORITY STOCKHOLDERS OF OUR COMPANY, HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION AND BY VIRTUE OF OUR MAJORITY STOCKHOLDERS OWNING MORE THAN THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES, OR OVER A MAJORITY OF SUCH SHARES, NO FURTHER CONSENTS, APPROVALS, VOTES OR PROXIES ARE NEEDED TO EFFECT THIS AMENDMENT UNDER DELAWARE LAW, AND NONE IS REQUESTED.

BY ORDER OF THE BOARD OF DIRECTORS

Date: June 2, 2015	/s/ Stephen J. Hoelscher
Stephen J. Hoelscher, Chief Financial Officer and Secretary